Exhibit 99.1

UNAUDITED CONDENSED

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2006	December 31, 2005
ASSETS
Current Assets:
Cash and cash equivalents	$85,573	$112,701
Accounts receivable, net	33,216	33,942
Prepaid and other current assets	77,266	47,876
Deferred income taxes	31,359	31,359

Total current assets	227,414	225,878

Property and equipment, net	3,386,262	3,460,526
Goodwill and other intangible assets, net	4,168,736	4,219,863
Deferred income taxes	500,029	504,659
Notes receivable and other long-term assets	384,991	357,294

Total	$8,667,432	$8,768,220

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$175,010	$175,558
Accrued interest	52,652	37,850
Current portion of long-term obligations	1,783	162,153
Unearned revenue	71,090	77,655

Total current liabilities	300,535	453,216

Long-term obligations	3,607,768	3,451,276
Other long-term liabilities	337,578	327,354

Total liabilities	4,245,881	4,231,846

Minority interest in subsidiaries	9,922	9,794

STOCKHOLDERS’ EQUITY
Class A Common Stock	4,288	4,156
Additional paid-in capital	7,361,766	7,317,668
Accumulated deficit	(2,713,578)	(2,710,993)
Unearned compensation		(2,497)
Accumulated other comprehensive income (loss)	5,624	(803)
Treasury stock	(246,471)	(80,951)

Total stockholders’ equity	4,411,629	4,526,580

Total	$8,667,432	$8,768,220

UNAUDITED CONDENSED

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended March 31,
	2006	2005
REVENUES:
Rental and management	$316,259	$181,570
Network development services	4,150	2,785

Total operating revenues	320,409	184,355

OPERATING EXPENSES:
Rental and management	79,541	48,225
Network development services	2,071	1,432
Depreciation, amortization and accretion	133,261	81,971
Selling, general, administrative and development expense (including non-cash stock compensation expense in 2006 of $8,954)(1)	34,975	19,698
Impairments, net loss on sale of long-lived assets, restructuring and merger related expense	1,514	2,777

Total operating expenses	251,362	154,103

INCOME FROM OPERATIONS	69,047	30,252

OTHER INCOME (EXPENSE):
Interest income, TV Azteca, net	3,498	3,498
Interest income	1,358	699
Interest expense	(54,257)	(54,716)
Loss on retirement of long-term obligations	(21,577)	(15,042)
Other income	3,729	670

Total other expense	(67,249)	(64,891)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES, MINORITY INTEREST AND EQUITY METHOD INVESTMENTS	1,798	(34,639)

Income tax (provision) benefit	(3,812)	4,338
Minority interest in net earnings of subsidiaries	(257)	(55)
Income (loss) on equity method investments	4	(1,098)

LOSS FROM CONTINUING OPERATIONS	(2,267)	(31,454)
LOSS FROM DISCONTINUED OPERATIONS, NET	(318)	(107)

NET LOSS	$(2,585)	$(31,561)

BASIC AND DILUTED NET LOSS PER COMMON SHARE AMOUNTS
Loss from continuing operations	$(0.01)	$(0.14)
Loss from discontinued operations

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.01)	$(0.14)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	417,379	230,158

(1)	Please note that the Company has consolidated all of its overhead expenses into one line-item entitled “selling, general, administrative and development expense”. Previously, the Company allocated overhead specific to its rental and management segment to rental and management operating expenses and overhead specific to its services segment to services operating expenses. Please refer to page 8 for a breakout of selling, general, administrative and development expense into the Company’s previous classifications.

UNAUDITED CONDENSED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2006	2005
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net loss	$(2,585)	$(31,561)
Non-cash items reflected in statements of operations	169,557	109,829
(Increase) decrease in assets	(30,762)	13,606
Increase in liabilities	15,486	681

Cash provided by operating activities	151,696	92,555

CASH FLOWS USED FOR INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(28,376)	(15,881)
Payments for acquisitions	(724)	(932)
Payment for acquisition of Mexico minority interest		(7,270)
Proceeds from sale of businesses and other long-term assets	1,636	910
Deposits and other investing activities	(50)	(310)

Cash used for investing activities	(27,514)	(23,483)

CASH FLOWS USED FOR FINANCING ACTIVITIES:
Borrowings under credit facilities	179,000
Repayment of notes payable, credit facilities and capital leases	(182,024)	(169,086)
Purchases of Class A common stock	(162,680)
Net proceeds from stock options and warrants	16,179	7,500
Deferred financing costs and other financing activities	(1,785)	(246)

Cash used for financing activities	(151,310)	(161,832)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(27,128)	(92,760)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	112,701	215,557

CASH AND CASH EQUIVALENTS, END OF PERIOD	$85,573	$122,797

CASH PAID FOR INCOME TAXES	$7,333	$958

CASH PAID FOR INTEREST	$34,971	$37,255